As filed with the Securities and Exchange Commission on January 11, 1999
                                             Registration No. 333-___________
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    COCENSYS, INC.
                (Exact name of registrant as specified in its charter)

               DELAWARE                                33-0538836
       (State of Incorporation)           (I.R.S. Employer Identification No.)

                                 201 TECHNOLOGY DRIVE
                               IRVINE, CALIFORNIA 92618
                       (Address of principal executive offices)

                    1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                        1998 NON-OFFICER EQUITY INCENTIVE PLAN
                              (Full title of the plans)

                                   ROBERT R. HOLMEN
                           VICE PRESIDENT & GENERAL COUNSEL
                                    COCENSYS, INC.
                                 201 TECHNOLOGY DRIVE
                              IRVINE, CALIFORNIA  92618
                                    (949) 753-6100
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
   Title of Securities to be      Amount to be      Proposed Maximum Offering   Proposed Maximum Aggregate       Amount of
          Registered             Registered (1)        Price per Share (2)          Offering Price (2)        Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value       2,200,000           $0.328 - $1.125             $2,281,449                    $635
 $.001 per share
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes 200,000 shares issuable under the 1995 Employee Stock Purchase Plan, as amended (the "1995 Plan"), and 2,000,000 shares issuable under the 1998 Non-Officer Equity Incentive Plan (the "1998 Plan"). Excludes 350,000 shares issuable under the 1995 Plan previously registered with the Securities and Exchange Commission on Form S-8.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon (a) the weighted average exercise price of $1.125 for 651,593 shares subject to options previously granted under the 1998 Plan, and (b) the average of the high and low trading prices of Registrant's Common Stock on January 5, 1999 as reported on the Nasdaq National Market of $0.328 for 1,348,407 shares available for issuance under the 1998 Plan and 200,000 shares available for issuance under the 1995 Plan.


                                     Page 1 of 8
                           Exhibit Index appears on Page 6

             PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by CoCensys, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     (c) The Company's Current Report on Form 8-K, filed October 23, 1998, and the Company's Current Report on Form 8-K, filed December 8, 1998.

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed December 10, 1992, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and the description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed May 16, 1995, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Robert R. Holmen, who has passed on certain legal matters with respect to the validity of the shares offered hereby, is Vice President, General Counsel and Secretary of the Company. Mr. Holmen is not eligible to receive benefits under the 1998 Plan and is not currently a participant under the 1995 Plan. Mr. Holmen is the beneficial owner of 16,667 shares of common stock of the Company, all of which are subject to stock options exercisable within 60 days of the date of this Registration Statement.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws require the Company to indemnify its directors and executive officers and permit the Company to indemnify its other officers, employees and other agents, to the fullest extent permitted by Delaware law; provided, however, that the Company may limit the extent of such indemnification by individual contracts with its directors and executive officers; and provided further, that the Company shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or employees or other agents unless (i) such indemnification is expressly required to be made by law,
(ii) the proceeding was authorized by the Board of Directors of the Company, or
(iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law. The Bylaws also require the Company to advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Company's Bylaws or otherwise.

     The Company has entered into indemnity agreements with its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader that the specific indemnification provisions contained in Delaware law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
5              Opinion of Robert R. Holmen, General Counsel
23.1           Consent of Independent Auditors
23.2           Consent of Robert R. Holmen is contained in Exhibit 5 to this
               Registration Statement
24             Power of Attorney is contained on the signature pages
99.1           Registrant's 1995 Employee Stock Purchase Plan, as amended
99.2           Registrant's 1998 Non-Officer Equity Incentive Plan and Form of
               Agreement

ITEM 9.   UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraph (a)(ii) does not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) o the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 8, 1999.

                              COCENSYS, INC.

                              /s/  F. RICHARD NICHOL
                              ---------------------------------------------
                              F. Richard Nichol, Ph.D.
                              President, Chief Executive Officer & Chairman
                                 of the Board

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. RICHARD NICHOL and ROBERT R. HOLMEN, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                                   DATE
/s/  F. RICHARD NICHOL             President, Chief Executive Officer      January 8, 1999
------------------------------     and Chairman of the Board
F. Richard Nichol, Ph.D.

/s/  ROBERT R. HOLMEN              Vice President, General Counsel         January 8, 1999
------------------------------     and acting Chief Financial Officer
Robert R. Holmen

/s/  JAMES C. BLAIR                Director                                December 16, 1998
------------------------------
James C. Blair, Ph.D.

/s/  KELVIN W. GEE                 Director                                December 16, 1998
------------------------------
Kelvin W. Gee, Ph.D.

/s/  ALAN C. MENDELSON             Director                                December 16, 1998
------------------------------
Alan C. Mendelson

/s/  TIMOTHY J. RINK               Director                                December 16, 1998
------------------------------
Timothy J. Rink, M.D.

/s/  ROBERT L. ROE                 Director                                December 16, 1998
------------------------------
Robert L. Roe, Ph.D.

/s/  LOWELL E. SEARS               Director                                December 16, 1998
------------------------------
Lowell E. Sears

/s/  ECKARD WEBER                  Director                                December 16, 1998
------------------------------
Eckard Weber, M.D.

                                    EXHIBIT INDEX

EXHIBIT                                                               SEQUENTIAL
NUMBER    DESCRIPTION                                                 PAGE NO.
------    -----------                                                 --------
5         Opinion of Robert R. Holmen, General Counsel                         7
23.1      Consent of Independent Auditors                                      8
23.2      Consent of Robert R. Holmen is contained in
          Exhibit 5 to this Registration Statement                             7
24        Power of Attorney is contained on the signature page                 5
99.1      Registrant's 1995 Employee Stock Purchase Plan, as amended           *
99.2      Registrant's 1998 Non-Officer Equity Incentive Plan and Form of
          Agreement                                                           **
---------------

* Incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 1998.

** Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Securities and Exchange Commission on November 9, 1998.